Exhibit 99.1 PRESS RELEASE, DATED MAY 20, 2021, OF ENERSYS REGARDING PRELIMINARY FINANCIAL
RESULTS FOR THE FOURTH QUARTER AND FULL YEAR FISCAL 2021 AND GUIDANCE FOR THE UPCOMING FIRST QUARTER OF FISCAL 2022

EnerSys Reports Preliminary Fourth Quarter and Full Year Fiscal 2021 Results

Reading, PA, USA, May 20, 2021 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today preliminary results for its fourth quarter and full year of fiscal 2021, which ended on March 31, 2021 along with management guidance for the first quarter of fiscal 2022.

Please note that these results are preliminary, and they could change.

FY 21 Highlights
Q4	Full Year
•Net sales of $814M up 8% sequentially •Gross Profit Margins at 24% •Leverage now 1.7x •Motive Power and Specialty accelerating •Energy Systems addressing supply chain challenges
•Operating earnings stable despite pandemic
•Operating cashflows a record $358M
•NexSys Pure lithium offering sales commenced
•Hagen restructuring ahead of schedule and budget
•Opex efficiencies implemented and maintained

Preliminary Key Results from Operations by Segments ($ in millions)
	Q4 FY21	Q4 FY20	% Change
Energy Systems
Net Sales	$348.8	$315.1	10.7%
Operating Earnings	3.6	7.6	(52.2)
Adjusted Operating Earnings *	9.1	13.0	(29.0)
Motive Power
Net Sales	332.8	353.0	(5.7)
Operating Earnings	51.9	44.2	17.1
Adjusted Operating Earnings *	51.9	44.7	15.9
Specialty
Net Sales	131.9	113.7	16.1
Operating Earnings	16.9	13.3	27.6
Adjusted Operating Earnings *	17.4	13.3	30.3
* This is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for more information.

Message from the CEO
Given the unprecedented challenges of the past year, we delivered excellent performance in fiscal 2021 with all of our lines of business poised to take advantage of tremendous market opportunities. We have emerged from the pandemic with fourth quarter revenue up 4% year over year and 8% sequentially. This is a tremendous testament to our ability to respond to market conditions while progressing the integration of recent acquisitions and advancing numerous new product offerings. Our record free cash flow generation, more than double the average of the prior three years, positions us to take advantage of opportunities in an evolving market place. With accelerating demand, our focus will be on mitigating global supply chain challenges while expanding our higher margin TPPL capacity. Our fourth quarter adjusted earnings per share of $1.30 was in the high end of our guidance range. As we look to our first quarter fiscal 2022, despite the near term challenges associated with a rapid COVID recovery, we expect to achieve between $1.15 and $1.25 in as-adjusted earnings per share.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2021 are expected to be $33.8 million, or $0.78 per diluted share, which included an unfavorable highlighted net of tax impact of $22.7 million, or $0.52 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net loss for the fourth quarter of fiscal 2020 was $1.5 million, or $0.04 per diluted share, which included an unfavorable highlighted net of tax impact of $49.0 million, or $1.15 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2021, on a non-GAAP basis, are expected to be $1.30, which compares to the guidance of $1.25 to $1.31 per diluted share for the fourth quarter given by the Company on February 10, 2021. These earnings compare to the prior year fourth quarter adjusted Net earnings of $1.11 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended March 31, 2021 and March 31, 2020.

The Company announced on November 11, 2020, its plan to substantially close its facility in Hagen, Germany, which produces flooded motive power batteries for forklifts. The Company currently estimates that the total charges approximate $60.0 million, the majority of which are expected to be recorded by the end of calendar 2021. Cash charges of approximately $40.0 million are primarily for employee severance related payments, but also include payments for cleanup related to the facility, contractual releases and legal expenses. Non-cash charges from inventory and equipment write-offs are estimated to be $20.0 million. These actions will result in the reduction of approximately 200 employees. The total charges for fiscal 2021 relating to this event amounted to $31.3 million, which included $8.0 million of non-cash charges.

Net sales for the fourth quarter of fiscal 2021 were $813.5 million, an increase of 4% from the prior year fourth quarter net sales of $781.8 million and increased 8% sequentially from the third quarter of fiscal 2021 net sales of $751.1 million. The increase from the prior year quarter was the result of a 4% increase in organic volume resulting from the pandemic and a 2% increase in foreign currency translation impact, partially offset by a 2% decrease in pricing. The 8% sequential increase was due to organic volume improvement of 9% partially offset by a 1% decrease in pricing.

On July 6, 2020, the Company announced that it was changing its reportable segments, beginning with its first quarter of fiscal 2021, from being based on geographic regions to lines of business. The new reportable segments are Energy Systems (which includes energy solutions related to telecommunications systems, uninterruptible power systems, and other power applications), Motive Power (which includes power for electric industrial forklifts used in manufacturing, warehousing and other material handling applications, as well as mining equipment, diesel locomotive starting and other rail equipment) and Specialty (which includes energy solutions for transportation, satellites, military aircraft, submarines, ships and other tactical vehicles). Prior year quarter and year to date financial information has been restated to reflect the new reportable segments.

The Company’s operating results for its business segments for the fourth quarters of fiscal 2021 and 2020 are as follows:

	Quarter ended
	($ millions)
	March 31, 2021 (preliminary)
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$348.8	$332.8	$131.9	$813.5

Operating Earnings	$3.1	$31.9	$16.7	$51.7
Restructuring and other exit charges	0.5	20.0	0.2	20.7
Amortization of identified intangible assets from recent acquisitions	5.5	—	0.5	6.0
Adjusted Operating Earnings	$9.1	$51.9	$17.4	$78.4

	Quarter ended
	($ millions)
	March 31, 2020
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$315.1	$353.0	$113.7	$781.8

Operating Earnings (Loss)	$(21.3)	$29.1	$12.3	$20.1
Inventory step up to fair value relating to recent acquisitions	(1.3)	—	(0.6)	(1.9)
Restructuring and other exit charges	1.0	0.5	1.2	2.7
Impairment of goodwill	27.9	11.8	—	39.7
Impairment of indefinite-lived intangibles	1.3	2.8	0.4	4.5
Amortization of identified intangible assets from recent acquisitions	4.8	—	(0.2)	4.6
ERP system implementation and other	0.6	0.5	0.1	1.2
Acquisition activity expense	—	—	0.1	0.1
Adjusted Operating Earnings	$13.0	$44.7	$13.3	$71.0

Net earnings for the twelve months of fiscal 2021 are expected to be $143.3 million, or $3.32 per diluted share, which included an unfavorable highlighted net of tax impact of $50.8 million, or $1.17 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the twelve months of fiscal 2020 were $137.1 million, or $3.20 per diluted share, which included an unfavorable highlighted net of tax impact of $63.5 million, or $1.48 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the twelve months of fiscal 2021, on a non-GAAP basis, are expected to be $4.49. This compares to the prior year twelve months adjusted Net earnings of $4.68 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the twelve months of fiscal 2021 were $2,977.9 million, a decrease of 4% from the prior year twelve months net sales of $3,087.8 million. The decrease from the prior year twelve months was the result of a 5% decrease in organic volume resulting from the pandemic and a 1% decrease in pricing, partially offset by a 2% increase from the NorthStar acquisition.

The Company’s operating results for its business segments for the twelve months of fiscal 2021 and 2020 are as follows:

	Twelve months ended
	($ millions)
	March 31, 2021 (preliminary)
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,380.2	$1,163.8	$433.9	$2,977.9

Operating Earnings	$63.8	$106.7	$45.9	$216.4
Restructuring and other exit charges	3.1	36.9	0.4	40.4
Amortization of identified intangible assets from recent acquisitions	23.5	—	1.8	25.3
Other	1.5	0.3	—	1.8
Acquisition activity expense	0.2	—	0.1	0.3
Adjusted Operating Earnings	$92.1	$143.9	$48.2	$284.2

	Twelve months ended
	($ millions)
	March 31, 2020
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,357.3	$1,348.2	$382.3	$3,087.8

Operating Earnings	$31.0	$124.7	$34.5	$190.2
Inventory step up to fair value relating to recent acquisitions	0.3	—	1.6	1.9
Restructuring and other exit charges	7.3	2.0	6.0	15.3
Fixed asset write-off relating to exit activities and other	0.1	5.4	—	5.5
Impairment of goodwill	27.9	11.8	—	39.7
Impairment of indefinite-lived intangibles	1.3	2.8	0.4	4.5
Amortization of identified intangible assets from recent acquisitions	22.2	—	0.9	23.1
ERP system implementation and other	3.1	2.1	0.1	5.3
Acquisition activity expense	1.1	—	0.7	1.8
Adjusted Operating Earnings	$94.3	$148.8	$44.2	$287.3

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings” and “adjusted operating earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts operating earnings and Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, ERP system implementation, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the adoption of the Tax Cuts and Jobs Act in the United States and the Federal Act on Tax Reform and AHV Financing in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings or Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table above, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s preliminary reported operating results for its business segments. Included below is a reconciliation of non-GAAP adjusted Net earnings to preliminary reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	March 31, 2021 (preliminary)		March 31, 2020
Net Earnings reconciliation
As reported Net Earnings (Loss)	$33.8		$(1.5)
Non-GAAP adjustments:
Inventory step up to fair value relating to recent acquisitions	—	(1)	(1.9)	(1)
Restructuring and other exit charges	20.7	(2)	2.7	(2)
Impairment of goodwill and indefinite-lived intangibles	—	(3)	44.2	(3)
Amortization of identified intangible assets from recent acquisitions	6.0	(4)	4.6	(4)
ERP system implementation and other	—	(5)	1.2	(5)
Acquisition activity expense	—	(6)	0.1	(6)
Purchase accounting related tax	2.2		—
Income tax effect of above non-GAAP adjustments	(6.2)		(1.9)
Non-GAAP adjusted Net Earnings	$56.5		$47.5

Outstanding shares used in Non-GAAP adjusted Net Earnings per share calculations
Basic	42,686,413		42,312,315
Diluted	43,587,698		42,921,613

Outstanding shares used in Reported Net Earnings per share calculations
Basic	42,686,413		42,312,315
Diluted	43,587,698		42,312,315
Non-GAAP adjusted Net Earnings per share:
Basic	$1.33		$1.12
Diluted	$1.30		$1.11

Reported Net Earnings (Loss) per share:
Basic	$0.79		$(0.04)
Diluted	$0.78		$(0.04)
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	March 31, 2021 (preliminary)	March 31, 2020
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to recent acquisitions - Energy Systems	$—	$(1.3)
(1) Inventory step up to fair value relating to recent acquisitions - Specialty	—	(0.6)
(2) Restructuring charges - Energy Systems	0.5	1.0
(2) Restructuring and other exit charges - Motive Power	20.0	0.5
(2) Restructuring and other exit charges - Specialty	0.2	1.2
(3) Impairment of goodwill - Energy Systems	—	27.9
(3) Impairment of goodwill - Motive	—	11.8
(3) Impairment of indefinite-lived intangibles - Energy Systems	—	1.3
(3) Impairment of indefinite-lived intangibles - Motive	—	2.8
(3) Impairment of indefinite-lived intangibles - Specialty	—	0.4
(4) Amortization of identified intangible assets from recent acquisitions - Energy Systems	5.5	4.8
(4) Amortization of identified intangible assets from recent acquisitions - Specialty	0.5	(0.2)
(5) ERP system implementation and other - Energy Systems	—	0.6
(5) ERP system implementation and other - Motive Power	—	0.5
(5) ERP system implementation and other - Specialty	—	0.1
(6) Acquisition activity expense - Specialty	—	0.1
Total Non-GAAP adjustments	$26.7	$50.9

	Twelve months ended
	(in millions, except share and per share amounts)
	March 31, 2021 (preliminary)		March 31, 2020
Net Earnings reconciliation
As reported Net Earnings	$143.3		$137.1
Non-GAAP adjustments:
Inventory step up to fair value relating to recent acquisitions	—	(1)	1.9	(1)
Restructuring and other exit charges	40.4	(2)	20.8	(2)
Impairment of goodwill and indefinite-lived intangibles	—	(3)	44.2	(3)
Amortization of identified intangible assets from recent acquisitions	25.3	(4)	23.1	(4)
ERP system implementation and other	1.8	(5)	5.3	(5)
Acquisition activity expense	0.3	(6)	1.8	(6)
Purchase accounting related tax	2.2		—
Income tax effect of above non-GAAP adjustments	(17.3)		(12.6)
Swiss Tax Reform	(1.9)		(21.0)
Non-GAAP adjusted Net Earnings	$194.1		$200.6

Outstanding shares used in per share calculations
Basic	42,548,449		42,411,834
Diluted	43,224,403		42,896,775

Non-GAAP adjusted Net Earnings per share:
Basic	$4.56		$4.73
Diluted	$4.49		$4.68

Reported Net Earnings per share:
Basic	$3.37		$3.23
Diluted	$3.32		$3.20
Dividends per common share	$0.70		$0.70

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Twelve months ended
	($ millions)
	March 31, 2021 (preliminary)	March 31, 2020
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to recent acquisitions - Energy Systems	$—	$0.3
(1) Inventory step up to fair value relating to recent acquisitions - Specialty	—	1.6
(2) Restructuring charges - Energy Systems	3.1	7.3
(2) Restructuring and other exit charges - Motive Power	36.9	2.0
(2) Restructuring and other exit charges - Specialty	0.4	6.0
(2) Fixed asset write-off relating to exit activities and other - Energy Systems	—	0.1
(2) Fixed asset write-off relating to exit activities and other - Motive Power	—	5.4
(3) Impairment of goodwill - Energy Systems	—	27.9
(3) Impairment of goodwill - Motive	—	11.8
(3) Impairment of indefinite-lived intangibles - Energy Systems	—	1.3
(3) Impairment of indefinite-lived intangibles - Motive	—	2.8
(3) Impairment of indefinite-lived intangibles - Specialty	—	0.4
(4) Amortization of identified intangible assets from recent acquisitions - Energy Systems	23.5	22.2
(4) Amortization of identified intangible assets from recent acquisitions - Specialty	1.8	0.9
(5) ERP system implementation and other - Energy Systems	1.5	3.1
(5) ERP system implementation and other - Motive Power	0.3	2.1
(5) ERP system implementation and other - Specialty	—	0.1
(6) Acquisition activity expense - Energy Systems	0.2	1.1
(6) Acquisition activity expense - Specialty	0.1	0.7
Total Non-GAAP adjustments	$67.8	$97.1

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	March 31, 2021 (preliminary)	March 31, 2020
Net sales	$813.5	$781.8
Gross profit	197.3	200.8
Operating expenses	124.9	133.8
Restructuring and other exit charges	20.7	2.7
Impairment of goodwill	—	39.7
Impairment of indefinite-lived intangibles	—	4.5
Operating earnings	51.7	20.1
Earnings before income taxes	43.2	7.4
Income tax expense	9.4	8.9
Net earnings (loss) attributable to EnerSys stockholders	$33.8	$(1.5)

Net reported earnings (loss) per common share attributable to EnerSys stockholders:
Basic	$0.79	$(0.04)
Diluted	$0.78	$(0.04)
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,686,413	42,312,315
Diluted	43,587,698	42,312,315

	Twelve months ended
	March 31, 2021 (preliminary)	March 31, 2020
Net sales	$2,977.9	$3,087.8
Gross profit	739.1	784.9
Operating expenses	482.3	529.7
Restructuring and other exit charges	40.4	20.8
Impairment of goodwill	—	39.7
Impairment of indefinite-lived intangibles	—	4.5
Operating earnings	216.4	190.2
Earnings before income taxes	170.1	147.0
Income tax expense	26.8	9.9
Net earnings attributable to EnerSys stockholders	$143.3	$137.1

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$3.37	$3.23
Diluted	$3.32	$3.20
Dividends per common share	$0.70	$0.70
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,548,449	42,411,834
Diluted	43,224,403	42,896,775

ENERSYS
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)

	March 31,
	2021 (preliminary)	2020
Assets
Current assets:
Cash and cash equivalents	$451,808	$326,979
Accounts receivable, net of allowance for doubtful accounts (2021–$12,992; 2020–$15,246)	603,581	595,873
Inventories	518,247	519,460
Prepaid and other current assets	117,681	120,593
Total current assets	1,691,317	1,562,905
Property, plant, and equipment, net	497,056	480,014
Goodwill	705,593	663,936
Other intangible assets, net	430,898	455,685
Deferred taxes	65,212	55,803
Other assets	72,721	83,355
Total assets	$3,462,797	$3,301,698
Liabilities and Equity
Current liabilities:
Short-term debt	$34,153	$46,544
Current portion of finance leases	236	162
Accounts payable	323,876	281,873
Accrued expenses	318,723	271,740
Total current liabilities	676,988	600,319
Long-term debt, net of unamortized debt issuance costs	969,618	1,104,731
Finance leases	435	407
Deferred taxes	76,412	78,363
Other liabilities	195,768	213,816
Total liabilities	1,919,221	1,997,636
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at March 31, 2021 and at March 31, 2020	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 55,552,810 shares issued and 42,753,020 shares outstanding at March 31, 2021; 55,114,808 shares issued and 42,323,305 shares outstanding at March 31, 2020	555	551
Additional paid-in capital	554,168	529,100
Treasury stock at cost, 12,799,790 shares held as of March 31, 2021 and 12,791,503 shares held as of March 31, 2020	(563,481)	(564,376)
Retained earnings	1,669,751	1,556,980
Accumulated other comprehensive loss	(115,883)	(215,006)
Contra equity - indemnification receivable	(5,355)	(6,724)
Total EnerSys stockholders’ equity	1,539,755	1,300,525
Nonredeemable noncontrolling interests	3,821	3,537
Total equity	1,543,576	1,304,062
Total liabilities and equity	$3,462,797	$3,301,698

ENERSYS
Consolidated Statements of Cash Flows
(In Thousands)

	Fiscal year ended March 31,
	2021 (preliminary)	2020	2019
Cash flows from operating activities
Net earnings	$143,374	$137,116	$160,627
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	94,082	87,344	63,348
Write-off of assets relating to restructuring and other exit charges	10,231	10,986	26,308
Impairment of goodwill	—	39,713	—
Impairment of indefinite-lived intangibles and fixed assets	—	4,549	—
Derivatives not designated in hedging relationships:
Net (gains) losses	(430)	178	1,856
Cash (settlements) proceeds	905	(793)	(1,802)
Provision for doubtful accounts	178	4,821	1,385
Deferred income taxes	(8,994)	(16,486)	(6,456)
Non-cash interest expense	2,072	1,673	1,316
Stock-based compensation	19,817	20,780	22,608
Gain on disposal of property, plant, and equipment	(3,883)	(86)	(258)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	8,713	26,486	5,974
Inventories	24,176	(9,379)	(46,614)
Prepaid and other current assets	27,292	(17,508)	(20,195)
Other assets	424	3,089	(7,611)
Accounts payable	20,797	(33,490)	9,944
Legal proceedings accrual	—	—	7,258
Accrued expenses	32,357	7,055	(4,937)
Other liabilities	(12,736)	(12,650)	(14,896)
Net cash provided by operating activities	358,375	253,398	197,855

Cash flows from investing activities
Capital expenditures	(70,020)	(101,425)	(70,372)
Purchase of businesses	—	(176,548)	(654,614)
Proceeds from sale of facility	—	720	—
Insurance proceeds relating to property, plant and equipment	4,800	403	—
Proceeds from disposal of property, plant, and equipment	176	2,031	1,103
Net cash used in investing activities	(65,044)	(274,819)	(723,883)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(15,934)	(5,325)	37,424
Proceeds from Amended 2017 Revolver borrowings	102,000	386,700	531,100
Proceeds from 2027 Notes	—	300,000	—
Repayments of Amended 2017 Revolver borrowings	(210,000)	(517,700)	(427,600)
Proceeds from Amended 2017 Term Loan	—	—	299,105
Repayments of Amended 2017 Term Loan	(39,589)	(28,138)	(11,666)
Debt issuance costs	—	(4,607)	(1,393)
Finance lease obligations and other	650	995	368
Option proceeds	9,114	1,417	9,048
Payment of taxes related to net share settlement of equity awards	(5,153)	(6,393)	(3,630)
Purchase of treasury stock	—	(34,561)	(56,436)
Dividends paid to stockholders	(29,812)	(29,705)	(29,743)
Net cash (used in) provided by financing activities	(188,724)	62,683	346,577
Effect of exchange rate changes on cash and cash equivalents	20,222	(13,495)	(43,455)
Net increase (decrease) in cash and cash equivalents	124,829	27,767	(222,906)
Cash and cash equivalents at beginning of year	326,979	299,212	522,118
Cash and cash equivalents at end of year	$451,808	$326,979	$299,212

Supplemental disclosures:

Non-cash investing and financing activities:
Common stock issued as partial consideration for Alpha acquisition	$—	$—	$93,268

EnerSys also announced that it will host a conference call to discuss the Company's fourth quarter and full year fiscal 2021 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, May 27, 2021 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, May 27, 2021
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	3579697

A replay of the conference call will be available from 12:00 a.m. on May 27, 2021 through 12:00 a.m. on June 26, 2021.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	3579697

For more information, contact Michael J. Schmidtlein, Chief Financial Officer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Website: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the recent NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the period ended January 3, 2021. No undue reliance should be placed on any forward-looking statements.